FOR IMMEDIATE RELEASE
                                                                                                         Contacts:
                                                                                                               Joseph Himy
                                                                                                              Chief Financial Officer
Vyteris, Inc.
Tel: (201) 703-2299

VYTERIS ANNOUNCES PRIVATE PLACEMENT OF $1.06
MILLION OF SENIOR SUBORDINATED CONVERTIBLE NOTES

Execution of Financial Restructuring Continues with $4.0 Million in Recent Financings and Elimination of $25 Million in Debt to Date and
Redeemable Preferred Stock

FAIR LAWN, NJ--(Marketwire - 02/08/10) - Vyteris, Inc. (OTC.BB:VYTR - News), developer of the first FDA-approved active transdermal drug delivery system and a leader in active transdermal drug delivery technology, announced today the private placement of $1,060,000 of Senior Subordinated Convertible Promissory Notes due 2013.

"This financing is a vote of confidence from investors in our strategic plan," said Haro Hartounian, Ph.D., president and chief executive officer of Vyteris. "Over the past three months, our financial restructuring efforts have raised a total of approximately $4.0 million in capital and eliminated approximately $25.0 million in debt and redeemable preferred stock. Vyteris is now well positioned to take advantage of the many development, licensing and partnership opportunities made available by our versatile transdermal drug delivery platform."

Vyteris intends to use the net proceeds of this private placement for research and development, working capital and general corporate purposes. The notes bear no interest and are convertible into common stock of Vyteris at an initial conversion price of $0.20 per share. The sale of the notes also included issuance to investors of five-year warrants exercisable for an aggregate of 5,300,000 shares of Vyteris common stock at $0.20 per share. The notes and warrants were issued in a private placement to accredited investors pursuant to exemptions under Regulation D and Section 4(2) of the Securities Act of 1933, as amended, from the registration requirements of the Securities Act.

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes, warrants and the common stock issuable upon conversion of the notes and exercise of the warrants have not been registered under the Securities Act of 1933 or applicable state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Vyteris, Inc.

Vyteris, Inc. is the maker of the first active, ready-to-use drug delivery patch (LidoSite®) to receive marketing clearance from the U.S. Food and Drug Administration (FDA). Vyteris' proprietary active transdermal smart patch technology delivers drugs comfortably through the skin using low-level electrical energy (iontophoresis). This smart patch technology allows precise dosing, giving physicians and patients control in the rate, dosage and pattern of drug delivery that may result in considerable therapeutic, economical, and lifestyle advantages over existing methods of drug administration. Vyteris recently announced success in non-invasive delivery of a peptide using its system, where the company demonstrated achievement of therapeutic levels of a peptide without using any needles. For more information, please visit us at www.vyteris.com.

Vyteris Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "anticipate," "intend," "plan," "may," "will," "could," "would," "should," "believes," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, statements concerning the potential impact of the new marketing agreement and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, the competitive environment and competitive responses to the new marketing arrangement. The Company has described other important risks and uncertainties under the caption "Risk Factors" in its most recent Annual Report on Form 10-K and in various filings made with the SEC. Actual results may differ materially from those contained in the forward-looking statements in this press release.